                                                                   Exhibit 2.1



                          AGREEMENT AND PLAN OF MERGER

                          dated as of November 8, 1996

                                  by and among

                         FPA MEDICAL MANAGEMENT, INC.,


                             FPA ACQUISITION CORP.

                                      and

                          AHI HEALTHCARE SYSTEMS, INC.

                               TABLE OF CONTENTS

             This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

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
                                                           ARTICLE I

                                                           THE MERGER

         1.01  The Merger.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.02  Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.03  Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.04  Certificate of Incorporation and Bylaws of the Surviving Corporation . . . . . . . . . . . . . . . . . . . .   2
         1.05  Directors and Officers of the Surviving Corporation. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.06  Effects of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.07  Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

                                                           ARTICLE II

                                                      CONVERSION OF SHARES

         2.01  Conversion of Capital Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         2.02  Exchange of Certificates.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

                                                          ARTICLE III

                                         REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         3.01  Organization and Qualification.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         3.02  Capital Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         3.03  Authority Relative to this Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         3.04  Non-Contravention; Approvals and Consents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         3.05  SEC Reports and Financial Statements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         3.06  Absence of Certain Changes or Events.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         3.07  Absence of Undisclosed Liabilities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         3.08  Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         3.09  Information Supplied.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         3.10  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         3.11  Employee Benefit Plans; ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         3.12  Vote Required. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         3.13  Accounting Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         3.14  Company Not an Interested Stockholder or an Acquiring Person . . . . . . . . . . . . . . . . . . . . . . . .  18
         3.15  Section 203 of the DGCL Not Applicable.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         3.16  Title to Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         3.17  Permits, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

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
                                                           ARTICLE IV

                                        REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

         4.01  Organization and Qualification.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         4.02  Capital Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         4.03  Authority Relative to this Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.04  Non-Contravention; Approvals and Consents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.05  SEC Reports and Financial Statements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         4.06  Absence of Certain Changes or Events.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         4.07  Absence of Undisclosed Liabilities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         4.08  Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         4.09  Information Supplied.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         4.10  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         4.11  Employee Benefit Plans; ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         4.12  Vote Required. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         4.13  Accounting Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         4.14  Parent Not an Interested Stockholder or an Acquiring Person  . . . . . . . . . . . . . . . . . . . . . . . .  29
         4.15  Section 203 of the DGCL Not Applicable.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         4.16  Title to Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         4.17  Permits, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

                                                           ARTICLE V

                                                           COVENANTS

         5.01  Covenants of the Company and Parent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

                                                           ARTICLE VI

                                                     ADDITIONAL AGREEMENTS

         6.01  Access to Information; Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         6.02  Preparation of Registration Statement and Proxy Statement. . . . . . . . . . . . . . . . . . . . . . . . . .  35
         6.03  Approval of Stockholders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         6.04  Inclusion of Shares on The Nasdaq National Market. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         6.05  [Reserved] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         6.06  Regulatory and Other Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         6.07  Employee Benefit Plans.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         6.08  [Reserved] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         6.09  Directors' and Officers' Indemnification and Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         6.10  Expenses.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

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
         6.11  Pooling of Interests.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         6.12  Brokers or Finders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         6.13  Standstill.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         6.14  Notice and Cure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         6.15  Fulfillment of Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         6.16  No Solicitations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         6.17  Irrevocable Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

                                                          ARTICLE VII

                                                           CONDITIONS

         7.01  Conditions to Each Party's Obligation to Effect the Merger . . . . . . . . . . . . . . . . . . . . . . . . .  43
         7.02  Conditions to Obligation of Parent and Sub to Effect the Merger  . . . . . . . . . . . . . . . . . . . . . .  45
         7.03  Conditions to Obligation of the Company to Effect the Merger . . . . . . . . . . . . . . . . . . . . . . . .  46

                                                          ARTICLE VIII

                                               TERMINATION, AMENDMENT AND WAIVER

         8.01  Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         8.02  Effect of Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         8.03  Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         8.04  Waiver.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

                                                           ARTICLE IX

                                                       GENERAL PROVISIONS

         9.01  Non-Survival of Representations, Warranties, Covenants and Agreements. . . . . . . . . . . . . . . . . . . .  51
         9.02  Knowledge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         9.03  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         9.04  Entire Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         9.05  Public Announcements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         9.06  No Third Party Beneficiary.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         9.07  No Assignment; Binding Effect. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         9.08  Headings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         9.09  Invalid Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         9.10  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         9.11  Counterparts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

                           GLOSSARY OF DEFINED TERMS


                 The following terms, when used in this Agreement, have the meanings ascribed to them in the corresponding Sections of this Agreement listed below:

"Alternative Proposal"                             --       Section 6.16
"Antitrust Division"                               --       Section 6.06
"ASR 135"                                          --       Section 6.11
"Average Price of Parent Common Stock              --       Section 2.01(c)
"Certificate of Merger"                            --       Section 1.02
"Certificates"                                     --       Section 2.02(b)
"Closing"                                          --       Section 1.03
"Closing Date"                                     --       Section 1.03
"Code"                                             --       Section 3.10
"Combined Results"                                 --       Section 6.11
"Company"                                          --       Preamble
"Company Common Stock"                             --       Section 2.01(b)
"Company Disclosure Letter"                        --       Section 3.01
"Company Employee Benefit Plan"                    --       Section 3.11(c)(i)
"Company Financial Statements"                     --       Section 3.05
"Company Option Plan"                              --       Section 2.01(e)
"Company Preferred Stock"                          --       Section 3.02(a)
"Company SEC Reports"                              --       Section 3.05
"Company Stockholders' Approval"                   --       Section 6.03(b)
"Company Stockholders' Meeting"                    --       Section 6.03(b)
"Constituent Corporations"                         --       Section 1.01
"Contracts"                                        --       Section 3.04(a)
"Conversion Number"                                --       Section 2.01(c)
"DGCL"                                             --       Section 1.01
"Dissenting Share"                                 --       Section 2.01(d)
"Effective Time"                                   --       Section 1.02
"ERISA"                                            --       Section 3.11(a)(i)
"Exchange Act"                                     --       Section 3.04(b)
"Exchange Agent"                                   --       Section 2.02(a)
"Exchange Fund"                                    --       Section 2.02(a)
"FTC"                                              --       Section 6.06
"GAAP"                                             --       Section 3.10
"Governmental or Regulatory Authority"             --       Section 3.04(a)
"HSR Act"                                          --       Section 3.04(b)
"IRS"                                              --       Section 3.10
"Indemnified Parties"                              --       Section 6.09(a)
"Laws"                                             --       Section 3.04(a)
"Lien"                                             --       Section 3.02(b)
"material"                                         --       Section 3.01
"material adverse effect"                          --       Section 3.01
"materially adverse"                               --       Section 3.01
"Merger"                                           --       Preamble
"Options"                                          --       Section 3.02(a)

"Orders"                                           --       Section 3.04(a)
"Parent"                                           --       Preamble
"Parent Common Stock"                              --       Section 2.01(c)
"Parent Disclosure Letter"                         --       Section 4.01
"Parent Employee Benefit Plan"                     --       Section 4.11(c)
"Parent Financial Statements"                      --       Section 4.05
"Parent Option Plans"                              --       Section 4.02
"Parent Preferred Stock"                           --       Section 4.02(a)
"Parent SEC Reports"                               --       Section 4.05
"Parent Stockholders' Approval"                    --       Section 6.03(a)
"Parent Stockholders' Meeting                      --       Section 6.03(a)
"Parent Warrants"                                  --       Section 4.02
"PBGC"                                             --       Section 3.11(a)(iii)
"Plan"                                             --       Section 3.11(c)(ii)
"Proxy Statement"                                  --       Section 3.09
"Registration Statement"                           --       Section 4.09
"Representative"                                   --       Section 6.01(a)
"Rule 144"                                         --       Section 7.03(e)
"Rule 145"                                         --       Section 7.01(f)
"SEC"                                              --       Section 3.04(b)
"Sales Price of Parent Common Stock"               --       Section 2.01(c)
"Secretary of State"                               --       Section 1.02
"Securities Act"                                   --       Section 3.04(b)
"Selling Stockholders"                             --       Section 7.03(e)
"Stockholders' Meetings"                           --       Section 6.03(b)
"Sub"                                              --       Preamble
"Sub Common Stock"                                 --       Section 2.01(a)
"Subsidiary"                                       --       Section 2.01(b)
"Surviving Corporation"                            --       Section 1.01
"Surviving Corporation Common Stock"               --       Section 2.01(a)
"Trading Day"                                      --       Section 2.01(c)

                 This AGREEMENT AND PLAN OF MERGER dated as of November 8, 1996 is made and entered into by and among FPA Medical Management, Inc., a Delaware corporation ("Parent"), FPA Acquisition Corp., a Delaware corporation wholly owned by Parent ("Sub"), and AHI Healthcare Systems, Inc., a Delaware corporation (the "Company").

                 WHEREAS, the Boards of Directors of Parent, Sub and the Company have each determined that it is advisable and in the best interests of their respective stockholders to consummate, and have approved, the business combination transaction provided for herein in which Sub would merge with and into the Company and the Company would become a wholly-owned Subsidiary of Parent (the "Merger"); and

                 WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

                 NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                                   THE MERGER

                 1.01  The Merger.  At the Effective Time (as defined in
Section 1.02), upon the terms and subject to the conditions of this Agreement, Sub shall be merged with and into the Company in accordance with the General Corporation Law of the State of Delaware (the "DGCL"). The Company shall be the surviving corporation in the Merger (the "Surviving Corporation"). Sub and the Company are sometimes referred to herein as the "Constituent Corporations". As a result of the Merger, the outstanding shares of capital stock of the Constituent Corporations shall be converted or canceled in the manner provided in Article II.

                 1.02      Effective Time.  At the Closing (as defined in
Section 1.03), a certificate of merger (the "Certificate of Merger") shall be duly prepared and executed by the Surviving Corporation and thereafter delivered to the Secretary of State of the State of Delaware (the "Secretary of State") for filing, as provided in Section 251 of the DGCL, on, or as soon as practicable after, the Closing Date (as defined in Section 1.03). The Merger shall become effective at the time provided in the

Certificate of Merger (the date and time so provided in the Certificate of Merger being referred to herein as the "Effective Time").

                 1.03 Closing. The closing of the Merger (the "Closing") will take place at the offices of Milbank, Tweed, Hadley & McCloy, 601 South Figueroa Street, Los Angeles, California 90017, or at such other place as the parties hereto mutually agree, on a date and at a time to be specified by the parties, which shall in no event be later than 10:00 a.m., local time, on the day of satisfaction of the condition set forth in Section 7.01(a), provided that the other closing conditions set forth in Article VII have been satisfied or, if permissible, waived in accordance with this Agreement, or on such other date as the parties hereto mutually agree (the "Closing Date"). At the Closing there shall be delivered to Parent, Sub and the Company the certificates and other documents and instruments required to be delivered under Article VII.

                 1.04 Certificate of Incorporation and Bylaws of the Surviving Corporation. At the Effective Time, (i) the Certificate of Incorporation of Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation, and (ii) the Bylaws of Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

                 1.05  Directors and Officers of the Surviving Corporation.
The directors of Sub and the officers of Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

                 1.06 Effects of the Merger. Subject to the foregoing, the effects of the Merger shall be as provided in the applicable provisions of the DGCL.

                 1.07 Further Assurances. Each party hereto will execute such further documents and instruments and take such further actions as may reasonably be requested by one or more of the others to consummate the Merger, to vest the Surviving Corporation with full title to all assets, properties, rights, approvals, immunities and franchises of either of the Constituent Corporations or to effect the other purposes of this Agreement.

                                   ARTICLE II

                              CONVERSION OF SHARES

                 2.01 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

                 (a) Capital Stock of Sub. Each issued and outstanding share of the common stock, par value $.01 per share, of Sub ("Sub Common Stock") shall be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation ("Surviving Corporation Common Stock"). Each certificate representing outstanding shares of Sub Common Stock shall at the Effective Time represent an equal number of shares of Surviving Corporation Common Stock.

                 (b) Cancellation of Treasury Stock and Stock Owned by Parent and Subsidiaries. All shares of common stock, par value $0.01 per share, of the Company ("Company Common Stock") that are owned by the Company as treasury stock and any shares of Company Common Stock owned by Parent, Sub or any other wholly-owned Subsidiary (as hereinafter defined) of Parent shall be canceled and retired and shall cease to exist and no stock of Parent or other consideration shall be delivered in exchange therefor. As used in this Agreement, "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, (i) of which more than fifty percent (50%) of either the equity interests in, or the voting control of, such corporation or other organization is, directly or indirectly through Subsidiaries or otherwise, beneficially owned by such party or (ii) which is a professional corporation owned by at least one physician who (x) is an officer and director of such party and is qualified under the laws of such professional corporation's state of incorporation to hold an ownership interest therein or (y) has executed a succession or similar stockholder agreement with such party.

                 (c) Exchange Ratio for Company Common Stock. Each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.01(b) and other than Dissenting Shares (as defined in Section 2.01(d))) shall be converted into the right to receive a number of shares (the "Conversion Number") of fully paid and nonassessable shares of common stock, par value $0.002 per share, of Parent ("Parent Common Stock") determined as follows:

                          (i) if the Average Price of Parent Common Stock (as defined below) is less than $14.38, the Conversion Number shall be 0.609;

                          (ii) if the Average Price of Parent Common Stock is equal to or greater than $14.38 and less than $22.38, the Conversion Number shall be equal to the result obtained by dividing $8.75 by the Average Price of Parent Common Stock (and rounding the result to three decimal places);

                          (iii) if the Average Price of Parent Common Stock is equal to or greater than $22.38 and less than $25.38, the Conversion Number shall be 0.391; and

                          (iv) if the Average Price of Parent Common Stock is equal to or greater than $25.38, the Conversion Number shall be equal to the result obtained by dividing $9.92 by the Average Price of Parent Common Stock (and rounding the result to three decimal places).

The "Average Price of Parent Common Stock" shall be equal to the arithmetic average of the Sales Price of Parent Common Stock (as hereinafter defined) on each of the last ten (10) Trading Days (as hereinafter defined) preceding the second day before the date of the Company Stockholders' Meeting. The term "Sales Price of Parent Common Stock" shall mean, on any Trading Day, the average of the closing bid and ask prices of Parent Common Stock on The Nasdaq National Market on such Trading Day. The term "Trading Day" shall mean any day on which Parent Common Stock is traded on The Nasdaq National Market. If, after the date hereof and prior to the Effective Time, Parent shall pay a dividend in, subdivide, combine into a smaller number of shares or issue by reclassification of its shares, any shares of Parent Common Stock, the Conversion Number shall be multiplied by a fraction, the numerator of which shall be the number of shares of Parent Common Stock outstanding immediately after, and the denominator of which shall be the number of such shares outstanding immediately before, the occurrence of such event, and the resulting product shall from and after the date of such event be the Conversion Number, subject to further adjustment in accordance with this sentence. All shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Parent Common Stock and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor (determined in accordance with Section 2.02(e)), upon the surrender of such certificate in accordance with Section 2.02, without interest.

                 (d) Dissenting Shares. (i) If applicable, notwithstanding any provision of this Agreement to the contrary, each outstanding share of Company Common Stock the holder of which has not voted in favor of the Merger, has perfected such holder's right to an appraisal of such holder's shares in accordance with the applicable provisions of the DGCL and has not effectively withdrawn or lost such right to appraisal (a "Dissenting Share"), shall not be converted into or represent a right to receive shares of Parent Common Stock pursuant to Section 2.01(c), but the holder thereof shall be entitled only to such rights as are granted by the applicable provisions of the DGCL; provided, however, that any Dissenting Share held by a person at the Effective Time who shall, after the Effective Time, withdraw the demand for appraisal or lose the right of appraisal, in either case pursuant to the DGCL, shall be deemed to be converted into, as of the Effective Time, the right to receive shares of Parent Common Stock pursuant to Section 2.01(c).

             (ii) The Company shall give Parent (x) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to the applicable provisions of the DGCL relating to the appraisal process received by the Company and (y) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of Parent, settle or offer to settle any such demands.

                 (e) Company Option Plans. The Company shall provide for immediate vesting of, and cancellation at the Effective Time of, all outstanding options to the extent permitted under the terms of the Company's 1995 Non-Employee Directors Stock Option Program, 1994 Long-Term Incentive Plan, 1995 Long-Term Incentive Plan (collectively, the "Company Option Plans") and the stock option agreements executed pursuant thereto.

                 2.02  Exchange of Certificates.

                 (a) Exchange Agent. On the Closing Date, Parent shall make available to the Surviving Corporation for deposit with a bank or trust company designated before the Effective Date by Parent and reasonably acceptable to the Company (the "Exchange Agent"), certificates representing the number of duly authorized whole shares of Parent Common Stock issuable in connection with the Merger plus an amount of cash equal to the aggregate amount payable in lieu of fractional shares in accordance with Section 2.02(e), to be held for the benefit of and distributed to such holders in accordance with this Section.
The Exchange Agent shall agree to hold such shares of Parent Common Stock and funds (such shares of Parent Common Stock and funds, together with earnings thereon, being referred to herein as the "Exchange

Fund") for delivery as contemplated by this Section and upon such additional terms as may be agreed upon by the Exchange Agent, the Company and Parent before the Effective Time. If for any reason (including losses) the amount of cash in the Exchange Fund is inadequate to pay the cash amounts to which holders of shares of Company Common Stock shall be entitled pursuant to Section 2.02(e), Parent shall make available to the Surviving Corporation additional funds for the payment thereof.

                 (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") whose shares are converted pursuant to Section 2.01(c) into the right to receive shares of Parent Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock and cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and completed in accordance with its terms, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock, plus the cash amount payable in lieu of fractional shares in accordance with Section 2.02(e), which such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. In no event shall the holder of any Certificate be entitled to receive interest on any funds to be received in the Merger. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing that number of whole shares of Parent Common Stock, plus the cash amount payable in lieu of fractional shares in accordance with Section 2.02(e), may be issued to a transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02(b), each Certificate shall be deemed at any time after the Effective Time for all corporate purposes of Parent, except as limited by paragraph (c) below, to represent ownership of the number of shares of Parent Common Stock into which the number of shares of Company Common Stock shown thereon have been converted as contemplated by this Article II.

                 (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e) until the holder of record of such Certificate shall surrender such Certificate in accordance with this Section. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions, if any, with a record date on or after the Effective Time which theretofore became payable, but which were not paid by reason of the immediately preceding sentence, with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date on or after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock.

                 (d) No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to Section 2.02(e)) shall be deemed to have been issued at the Effective Time in full satisfaction of all rights pertaining to the shares of Company Common Stock represented thereby. From and after the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section.

                 (e) No Fractional Shares. No certificate or scrip representing fractional shares of Parent Common Stock will be issued in the Merger upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent. In lieu of any such fractional shares, each holder of Company Common Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock in exchange for Certificates pursuant to this Section shall receive from the Exchange Agent a cash payment in lieu of such fractional share determined by multiplying (A) last sales price of a whole share of Parent Common Stock on The Nasdaq National Market on the last Trading Day immediately preceding the Closing Date by (B) the fractional share interest to which such holder would otherwise be entitled.

                 (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the stockholders of the Company for twelve (12) months after the Effective Time shall be delivered to Parent, upon demand, and any stockholders of the Company who have not theretofore complied with this Article II shall thereafter look only to Parent (subject to abandoned property, escheat and other similar laws) as general creditors for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock. Neither Parent nor the Surviving Corporation shall be liable to any holder of shares of Company Common Stock for shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash payable in respect of fractional share interests delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.


                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                 The Company represents and warrants to Parent and Sub as follows:

                 3.01 Organization and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties, except (in the case of any Subsidiary) for such failures to be so organized, existing and in good standing or to have such power and authority which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole. Each of the Company and its Subsidiaries is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole. As used in this Agreement, any reference to any event, change or effect being "material" or "materially adverse" or having a "material adverse effect" on or with respect to an entity (or group of entities taken as a whole) means such event, change or effect is material or materially adverse, as the case may be, to the business, condition (financial or otherwise), properties, assets (including intangible assets), liabilities (including contingent liabilities), or results of operations of such entity (or, if with respect thereto, of such group of entities taken as a whole). Section 3.01 of the letter dated the date hereof and delivered to Parent and Sub by the Company concurrently with the execution and delivery of this Agreement (the "Company Disclosure Letter") sets forth the name and jurisdiction of incorporation of each Subsidiary of the Company. Except as disclosed in Section 3.01 of the Company Disclosure Letter, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

                 3.02 Capital Stock. (a) The authorized capital stock of the Company consists solely of 75,000,000 shares of Company Common Stock and 25,000,000 shares of preferred stock, par value $0.01 per share ("Company Preferred Stock"). As of September 30, 1996, 14,523,041 shares of Company Common Stock were issued and outstanding, no shares were held in the treasury of the Company and 3,067,444 shares were reserved for issuance under the Company Option Plans. There has been no change in the number of issued and outstanding shares of Company Common Stock or shares of Company Common Stock held in treasury or reserved for issuance since such date. As of the date hereof, no shares of Company Preferred Stock are issued and outstanding. All of the issued and outstanding shares of Company Common Stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable.
Except pursuant to this Agreement and except as set forth in Section 3.02 of the Company Disclosure Letter or the Company SEC Reports (as defined in Section 3.05), there are no outstanding subscriptions, options, warrants, rights (including "phantom" stock rights), preemptive rights or other contracts, commitments, understandings or arrangements, including any right of conversion or exchange under any outstanding security, instrument or agreement (together, "Options"), obligating the Company or any of its Subsidiaries to issue or sell any shares of capital stock of the Company or to grant, extend or enter into any Option with respect thereto, and there are no rights to register any of the Company's securities under the Securities Act.

                 (b) Except as disclosed in Section 3.02 of the Company Disclosure Letter, all of the outstanding shares of capital stock of each Subsidiary of the Company are duly authorized, validly issued, fully paid and nonassessable and are owned, beneficially and of record, by the Company or a Subsidiary wholly owned, directly or indirectly, by the Company, free and clear of any liens, claims, mortgages, encumbrances, pledges, security interests, equities and charges of any kind (each a "Lien"). Except as disclosed in
Section 3.02 of the Company Disclosure Letter or in the Company SEC Reports, there are no (i) outstanding Options obligating the Company or any of its Subsidiaries to issue or sell any shares of capital stock of any Subsidiary of the Company or to grant, extend or enter into any such Option or (ii) voting trusts, proxies or other commitments, understandings, restrictions or arrangements in favor of any person other than the Company or a Subsidiary wholly owned, directly or indirectly, by the Company with respect to the voting of or the right to participate in dividends or other earnings on any capital stock of any Subsidiary of the Company.

                 (c) Except as disclosed in Section 3.02 of the Company Disclosure Letter or in the Company SEC Reports, there are no outstanding contractual obligations of the Company or any Subsidiary of the Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of any Subsidiary of the Company or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of the Company or any other person.

                 3.03 Authority Relative to this Agreement. The Company has full corporate power and authority to enter into this Agreement, to perform its obligations hereunder and, subject to obtaining the Company Stockholders' Approval (as defined in Section 6.03(b)), to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of the Company, the Board of Directors of the Company has recommended adoption of this Agreement by the stockholders of the Company and directed that this Agreement be submitted to the stockholders of the Company for their consideration, and no other corporate proceedings on the part of the Company or its stockholders are necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, other than obtaining the Company Stockholders' Approval. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Consummation of the transactions contemplated hereby is subject to the obtaining of the Company Stockholders' Approval.

                 3.04  Non-Contravention; Approvals and Consents.

                 (a) The execution and delivery of this Agreement by the Company do not, and the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of (i) the certificates or articles of incorporation or bylaws (or other comparable charter documents) of the Company or any of its Subsidiaries, or (ii) subject to the obtaining of the Company Stockholders' Approval and the taking of the actions described in paragraph (b) of this Section, (x) any statute, law, rule, regulation or ordinance (together, "Laws"), or any judgment, decree, order, writ, permit or license (together, "Orders"), of any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or any state, county, city or other political subdivision (a "Governmental or Regulatory Authority"), applicable to the Company or any of its Subsidiaries or any of their respective assets or properties, or (y) any note, bond, mortgage, security agreement, indenture, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind (together, "Contracts") to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound, excluding from the foregoing clauses
(x) and (y) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole or on the ability of the Company to consummate the transactions contemplated by this Agreement.

                 (b) Except (i) for the filing of a premerger notification report by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"),
(ii) for the filing of the Proxy Statement (as defined in Section 3.09) and Registration Statement (as defined in Section 4.09) with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), and the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), the declaration of the effectiveness of the Registration Statement by the SEC and filings with any state securities authorities that are required in connection with the transactions contemplated by this Agreement, (iii) for the filing of the Certificate of Merger and other appropriate merger documents required by the DGCL with the Secretary of State and appropriate documents with the relevant authorities of other states in which the Constituent Corporations are qualified to do business, and (iv) as disclosed in Section 3.04 of the Company Disclosure Letter, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder or the consummation of the transactions contemplated hereby, other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole or on the ability of the Company to consummate the transactions contemplated by this Agreement.

                 3.05 SEC Reports and Financial Statements. The Company delivered to Parent prior to the execution of this Agreement a true and complete copy of each form, report, schedule, registration statement, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) filed by the Company or any of its Subsidiaries with the SEC since September 28, 1995 (as such documents have since the time of their filing been amended or supplemented, the "Company SEC Reports"), which are all the documents (other than preliminary material) that the Company and its Subsidiaries were required to file with the SEC since such date. As of their respective dates, the Company SEC Reports (i) complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Company SEC Reports (the "Company Financial Statements") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments which are not expected to be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries taken as a whole) the consolidated financial position of the Company and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. Except as set forth in Section 3.05 of the Company Disclosure Letter, each Subsidiary of the Company is treated as a consolidated Subsidiary of the Company in the Company Financial Statements for all periods covered thereby.

                 3.06 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, since September 30, 1996, there has not been any change, event or development having, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries taken as a whole, other than those occurring as a result of general economic or financial conditions or other developments which are not unique to the Company and its Subsidiaries but also generally affect other persons who participate or are engaged in the lines of business in which the Company and its Subsidiaries participate or are engaged.

                 3.07 Absence of Undisclosed Liabilities. Except for matters reflected or reserved against in the balance sheet for the period ended September 30, 1996 included in the Company Financial Statements or as disclosed in Section 3.07 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries had at such date, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company and its consolidated Subsidiaries (including the notes thereto), except liabilities or obligations (i) which were incurred in the ordinary course of business consistent with past practice or (ii) which have not been, and could not be reasonably expected to be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries taken as a whole.

                 3.08 Legal Proceedings. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement or in Section 3.08 of the Company Disclosure Letter, (i) there are no actions, suits, arbitrations or proceedings pending or, to the knowledge of the Company and its Subsidiaries, threatened against, relating to or affecting, nor to the knowledge of the Company and its Subsidiaries are there any Governmental or Regulatory Authority investigations or audits pending or threatened against, relating to or affecting, the Company or any of its Subsidiaries or any of their respective assets and properties which, individually or in the aggregate, could be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole or on the ability of the Company to consummate the transactions contemplated by this Agreement, (ii) neither the Company nor any of its Subsidiaries is subject to any Order of any Governmental or Regulatory Authority which, individually or in the aggregate, is having or could be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole or on the ability of the Company to consummate the transactions contemplated by this Agreement and (iii) there are no material Medicare, Medicaid or other managed care recoupment or recoupments of any third-party payor being sought, threatened, requested or claimed against the Company or any of its Subsidiaries.

                 3.09 Information Supplied. The joint proxy statement relating to the Stockholders' Meetings (as defined in Section 6.03(b)), as amended or supplemented from time to time (as so amended and supplemented, the "Proxy Statement"), and any other documents to be filed by the Company with the SEC or any other Governmental or Regulatory Authority in connection with the Merger and the other transactions contemplated hereby will (in the case of the Proxy Statement and any such other documents filed with the SEC under the Exchange Act or the Securities Act) comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act, respectively, and will not, on the date of its filing or, in the case of the Proxy Statement, at the date it is mailed to stockholders of the Company and of Parent, at the times of the Stockholders' Meetings and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to information supplied in writing by or on behalf of Parent or Sub expressly for inclusion therein and information incorporated by reference therein from documents filed by Parent or any of its Subsidiaries with the SEC.

                 3.10 Taxes. The Company and each of its Subsidiaries has filed all tax returns that are required to have been filed by it in any jurisdiction for all periods ending on or prior to the Effective Time and such tax returns are true, correct and complete in all material respects, and the Company and each of its Subsidiaries has paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by it to the extent the same have become due and payable and before they have become delinquent, except for any taxes and assessments the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company has set aside on its books reserves (segregated to the extent required by generally accepted accounting principles, consistently applied throughout the specified period and in the immediately comparable period ("GAAP")) deemed by it in its reasonable discretion to be adequate. The Company has no knowledge of any proposed material tax assessment, obligation or other claim against the Company or any of its Subsidiaries, and in the opinion of the Company all tax liabilities of the Company and its Subsidiaries are adequately provided for on the books of the Company. There are no material liens for taxes upon any property or assets of the Company or any Subsidiary thereof, except for liens for taxes not yet due. There are no unresolved issues of law or fact arising out of a notice of deficiency, proposed deficiency or assessment from the Internal Revenue Service ("IRS") or any other governmental taxing authority with respect to taxes of the Company or any of its Subsidiaries which, if decided adversely, singly or in the aggregate, would have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of taxes with any entity that is not, directly or indirectly, a wholly-owned corporate Subsidiary of Company other than agreements the consequences of which are adequately reserved for in the Company Financial Statements. Neither the Company nor any of its corporate Subsidiaries has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of

Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code").

                 3.11  Employee Benefit Plans; ERISA.

                 (a) Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement or as set forth in Section 3.11 of the Company Disclosure Letter:

                 (i) to the knowledge of the Company and its Subsidiaries, no prohibited transaction within the meaning of Section 406 or 407 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code with respect to any Company Employee Benefit Plan (as defined below) has occurred during the five-year period preceding the date of this Agreement;

                 (ii) there is no outstanding liability (except for premiums due) under Title IV of ERISA with respect to any Company Employee Benefit Plan;

                 (iii) neither the Pension Benefit Guaranty Corporation (the "PBGC"), the Company nor any of its Subsidiaries has instituted proceedings to terminate any Company Employee Benefit Plan;

                 (iv) full payment has been made of all amounts which the Company or any of its Subsidiaries were required to have paid as a contribution to the Company Employee Benefit Plans as of the last day of the most recent fiscal year of each of the Company Employee Benefit Plans ended prior to the date of this Agreement, and none of the Company Employee Benefit Plans has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each such Company Employee Benefit Plan ended prior to the date of this Agreement;

                 (v) the value on a termination basis of accrued benefits under each of the Company Employee Benefit Plans which is subject to Title IV of ERISA, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Company Employee Benefit Plan's actuary with respect to each such Company Employee Benefit Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Company Employee Benefit Plan;

                 (vi) each of the Company Employee Benefit Plans which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified and such determination has not been modified, revoked or limited;

                 (vii) each of the Company Employee Benefit Plans is, and its administration is and has been during the five-year period preceding the date of this Agreement in all material respects in compliance with, and none of the Company nor any of its Subsidiaries has received any claim or notice that any such Company Employee Benefit Plan is not in compliance with, all applicable laws and orders and prohibited transaction exemptions, including, without limitation, the requirements of ERISA;

                 (viii) to the knowledge of the Company and its Subsidiaries, there are no material pending, threatened or anticipated claims involving any of the Company Employee Benefit Plans other than claims for benefits in the normal course;

                 (ix) to the knowledge of the Company and its Subsidiaries, during the five-year period preceding the date of this Agreement, none of the Company or any of its Subsidiaries has entered into any transaction which could subject such entity to liability under Section 302(c)(ii), 4062, 4063, 4064, or 4069 of ERISA and no "reportable event" within the meaning of Section 4043 of ERISA has occurred with respect to any Company Employee Benefit Plan;

                 (x) none of the Company or any of its Subsidiaries is in default in performing any of its contractual obligations under any of the Company Employee Benefit Plans or any related trust agreement or insurance contract;

                 (xi) there are no material outstanding liabilities of any Company Employee Benefit Plan other than liabilities for benefits to be paid to participants in such Company Employee Benefit Plan and their beneficiaries in accordance with the terms of such Company Employee Benefit Plan; and

                 (xii) none of the Company or any of its Subsidiaries maintains or is obligated to provide benefits under any life, medical or health plan which provides benefits to retirees or other terminated employees other than benefit continuation rights under the Consolidated Omnibus Reconciliation Act of 1985, as amended.

                 (b) Except as set forth in Section 3.11 of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will accelerate benefits under any Company Employee Benefit Plan.

                 (c)  As used herein:

                 (i) "Company Employee Benefit Plan" means any Plan entered into, established, maintained, contributed to or required to be contributed to by the Company or any of its Subsidiaries and existing on the date of this Agreement or at any time subsequent thereto and on or prior to the Effective Time and, in the case of a Plan which is subject to Part 3 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA, at any time during the five-year period preceding the date of this Agreement; and

                 (ii) "Plan" means any employment, bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, medical, accident, disability, workmen's compensation or other insurance, severance, separation, termination, change of control or other benefit plan, agreement, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

                 3.12 Vote Required. Assuming the accuracy of the representation and warranty contained in Section 4.12, the affirmative vote of the holders of record of at least a majority of the outstanding shares of Company Common Stock with respect to the adoption of this Agreement is the only vote of the holders of any class or series of the capital stock of the Company required to adopt this Agreement and approve the Merger and the other transactions contemplated hereby.

                 3.13 Accounting Matters. Neither the Company nor any of its affiliates has taken or agreed to take any action that (without giving effect to any action taken or agreed to be taken by Parent or any of its affiliates) would prevent Parent from accounting for the business combination to be effected by the Merger as a pooling of interests.

                 3.14 Company Not an Interested Stockholder or an Acquiring Person. Neither the Company nor, to the knowledge of the Company, any of its affiliates or associates (as such terms are defined in Section 203 of the DGCL) is an "interested stockholder" (as such term is defined in Section 203 of the DGCL) with respect to Parent.

                 3.15 Section 203 of the DGCL Not Applicable. The provisions of Section 203 of the DGCL will not, assuming the accuracy of the representation and warranty contained in Section 4.14 (without giving effect to the knowledge qualification thereof), apply to this Agreement, the Merger or the other transactions contemplated hereby.

                 3.16 Title to Assets. The Company and its Subsidiaries are in possession of and have good title to, or have valid leasehold interests in or valid rights under Contract to use, all of their respective properties and assets primarily used in their respective businesses and material to the condition (financial or other) of such businesses taken as a whole, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except (i) the lien for current taxes, payments of which are not yet delinquent, (ii) such imperfections in title and easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value of or interfere with the present use of the property subject thereto or affected thereby, or otherwise materially impair the Company's business operations (in the manner presently carried on by the Company) or (iii) as disclosed in the Company SEC Reports, and except for such matters which, singly or in the aggregate, would not materially and adversely affect the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its Subsidiaries, taken as a whole. All leases under which the Company leases any substantial amount of real or personal property have been made available to Parent and are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event which with notice or lapse of time or both would become a default other than defaults under such leases which in the aggregate would not materially and adversely affect the condition of the Company and its Subsidiaries, taken as a whole.

                 3.17 Permits, Etc. The Company and its Subsidiaries own or validly hold all licenses, permits, certificates of authority, registrations, franchises and similar consents granted or issued by any applicable Governmental or Regulatory Authority, used or held for use which are required to conduct and material to the condition of their respective businesses taken as a whole.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

                 Parent and Sub represent and warrant to the Company as follows:

                 4.01 Organization and Qualification. Each of Parent and its Subsidiaries (including Sub) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties, except (in the case of any Subsidiary) for such failures to be so organized, existing and in good standing or to have such power and authority which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated hereby. Each of Parent and its Subsidiaries is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole. Section 4.01 of the letter dated the date hereof and delivered by Parent and Sub to the Company concurrently with the execution and delivery of this Agreement (the "Parent Disclosure Letter") sets forth the name and jurisdiction of incorporation of each Subsidiary of Parent. Except as disclosed in Section 4.01 of the Parent Disclosure Letter, Parent does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

                 4.02 Capital Stock. (a) The authorized capital stock of Parent consists solely of 98,000,000 shares of Parent Common Stock and 2,000,000 shares of preferred stock, par value $0.002 per share ("Parent Preferred Stock"). As of October 31, 1996, 20,673,133 shares of Parent Common Stock were issued and outstanding, no shares were held in the treasury of Parent, 5,200,000 shares were reserved for issuance under the Parent's

Amended and Restated Omnibus Stock Option Plan, 1994 Physician Stock Option Plan and 1995 Non-Employee Director's Non-Qualified Stock Option Plan (collectively, the "Parent Option Plans") and 365,000 shares were reserved for issuance pursuant to the exercise of outstanding warrants ("Parent Warrants"). There has been no change in the number of issued and outstanding shares of Parent Common Stock or shares of Parent Common Stock held in treasury or reserved for issuance since such date other than as a result of the exercise of Options pursuant to the Parent Option Plans or the exercise of Parent Warrants. As of the date hereof, no shares of Parent Preferred Stock are issued and outstanding. All of the issued and outstanding shares of Parent Common Stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable (including pursuant to this Agreement), duly authorized, validly issued, fully paid and nonassessable. Except pursuant to this Agreement and except as set forth in Section 4.02 of the Parent Disclosure Letter or in the Parent SEC Reports (as defined in Section 4.05), there are no outstanding Options obligating Parent or any of its Subsidiaries to issue or sell any shares of capital stock of Parent or to grant, extend or enter into any Option with respect thereto, and there are no rights to register any of Parent's securities under the Securities Act.

                 (b) Except as disclosed in Section 4.02 of the Parent Disclosure Letter or in the Parent SEC Reports, all of the outstanding shares of capital stock of each Subsidiary of Parent are duly authorized, validly issued, fully paid and nonassessable and are owned, beneficially and of record, by Parent or a Subsidiary wholly owned, directly or indirectly, by Parent, free and clear of any Liens. Except as disclosed in Section 4.02 of the Parent Disclosure Letter or in the Parent SEC Reports, there are no (i) outstanding Options obligating Parent or any of its Subsidiaries to issue or sell any shares of capital stock of any Subsidiary of Parent or to grant, extend or enter into any such Option or (ii) voting trusts, proxies or other commitments, understandings, restrictions or arrangements in favor of any person other than Parent or a Subsidiary wholly owned, directly or indirectly, by Parent with respect to the voting of or the right to participate in dividends or other earnings on any capital stock of any Subsidiary of Parent.

                 (c) Except as disclosed in Section 4.02 of the Parent Disclosure Letter or in the Parent SEC Reports there are no outstanding contractual obligations of Parent or any Subsidiary of Parent to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or any capital stock of any Subsidiary of Parent or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of Parent or any other person.

                 4.03 Authority Relative to this Agreement. Each of Parent and Sub has full corporate power and authority to enter into this Agreement, to perform its obligations hereunder and, subject to obtaining the Parent Stockholders' Approval (as defined in Section 6.03(a)), to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent and Sub and the consummation by each of Parent and Sub of the transactions contemplated hereby have been duly and validly approved by its Board of Directors and by Parent in its capacity as the sole stockholder of Sub, the Board of Directors of Parent has adopted a resolution declaring the advisability of issuance of the Parent Common Stock in connection with the Merger and the adoption of this Agreement by the stockholders of Parent, and no other corporate proceedings on the part of either of Parent or Sub or their stockholders are necessary to authorize the execution, delivery and performance of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby, other than obtaining the Parent Stockholders' Approval. This Agreement has been duly and validly executed and delivered by each of Parent and Sub and constitutes a legal, valid and binding obligation of each of Parent and Sub enforceable against each of Parent and Sub in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Consummation of the transactions contemplated hereby is subject to the obtaining of the Parent Stockholders' Approval.

                 4.04  Non-Contravention; Approvals and Consents.

                 (a) The execution and delivery of this Agreement by each of Parent and Sub do not, and the performance by each of Parent and Sub of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of Parent or any of its Subsidiaries under, any of the terms, conditions or provisions of (i) the certificates or articles of incorporation or bylaws (or other comparable charter documents) of Parent or any of its

Subsidiaries, or (ii) subject to the obtaining of the Parent Stockholders' Approval and the taking of the actions described in paragraph (b) of this Section, (x) any Laws or Orders of any Governmental or Regulatory Authority applicable to Parent or any of its Subsidiaries or any of their respective assets or properties, or (y) any Contracts to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or any of their respective assets or properties is bound, excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole or on the ability of Parent and Sub to consummate the transactions contemplated by this Agreement.

                 (b) Except (i) for the filing of a premerger notification report by Parent under the HSR Act, (ii) for the filing of the Proxy Statement and Registration Statement with the SEC pursuant to the Exchange Act and the Securities Act, the declaration of the effectiveness of the Registration Statement by the SEC and filings with any state securities authorities that are required in connection with the transactions contemplated by this Agreement,
(iii) for the filing of the Certificate of Merger and other appropriate merger documents required by the DGCL with the Secretary of State and appropriate documents with the relevant authorities of other states in which the Constituent Corporations are qualified to do business, and (iv) as disclosed in
Section 4.04 of the Parent Disclosure Letter, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Contract to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or any of their respective assets or properties is bound for the execution and delivery of this Agreement by each of Parent and Sub, the performance by each of Parent and Sub of its obligations hereunder or the consummation of the transactions contemplated hereby, other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole or on the ability of Parent and Sub to consummate the transactions contemplated by this Agreement.

                 4.05 SEC Reports and Financial Statements. Parent delivered to the Company prior to the execution of this Agreement a true and complete copy of each form, report, schedule, registration statement, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) filed by Parent or any of its Subsidiaries with the SEC since October 20, 1994 (as such documents have since the time of their filing been amended or supplemented, the "Parent SEC Reports"), which are all the documents (other than preliminary material) that Parent and its Subsidiaries were required to file with the SEC since such date. As of their respective dates, the Parent SEC Reports (i) complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Parent SEC Reports (the "Parent Financial Statements") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments which are not expected to be, individually or in the aggregate, materially adverse to Parent and its Subsidiaries taken as a whole) the consolidated financial position of Parent and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. Except as set forth in Section 4.05 of the Parent Disclosure Letter, each Subsidiary of Parent is treated as a consolidated Subsidiary of Parent in the Parent Financial Statements for all periods covered thereby.

                 4.06 Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, since June 30, 1996 there has not been any change, event or development having, individually or in the aggregate, a material adverse effect on Parent and its Subsidiaries taken as a whole.

                 4.07 Absence of Undisclosed Liabilities. Except for matters reflected or reserved against in the balance sheet for the period ended June 30, 1996 included in the Parent Financial Statements or as disclosed in Section
4.07 of the Parent

Disclosure Letter, neither Parent nor any of its Subsidiaries had at such date, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature that would be required by GAAP to be reflected on a consolidated balance sheet of Parent and its consolidated Subsidiaries (including the notes thereto), except liabilities or obligations (i) which were incurred in the ordinary course of business consistent with past practice or
(ii) which have not been, and could not be reasonably expected to be, individually or in the aggregate, materially adverse to Parent and its Subsidiaries taken as a whole.

                 4.08 Legal Proceedings. Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement or in Section 4.08 of the Parent Disclosure Letter, (i) there are no actions, suits, arbitrations or proceedings pending or, to the knowledge of Parent and its Subsidiaries, threatened against, relating to or affecting, nor to the knowledge of Parent and its Subsidiaries are there any Governmental or Regulatory Authority investigations or audits pending or threatened against, relating to or affecting, Parent or any of its Subsidiaries or any of their respective assets and properties which, individually or in the aggregate, could be reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole or on the ability of Parent and Sub to consummate the transactions contemplated by this Agreement, (ii) neither Parent nor any of its Subsidiaries is subject to any Order of any Governmental or Regulatory Authority which, individually or in the aggregate, is having or could be reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole or on the ability of Parent and Sub to consummate the transactions contemplated by this Agreement and (iii) there are no material Medicare, Medicaid or other managed care recoupment or recoupments of any third-party payor being sought, threatened, requested or claimed against Parent or any of its Subsidiaries.

                 4.09 Information Supplied. The Proxy Statement and the Registration Statement on Form S-4 to be filed with the SEC by Parent in connection with the Stockholders' Meetings and the issuance of shares of Parent Common Stock in the Merger, as amended or supplemented from time to time (as so amended and supplemented, the "Registration Statement"), and any other documents to be filed by the Company with the SEC or any other Governmental or Regulatory Authority in connection with the Merger and the other transactions contemplated hereby will (in the case of the Proxy Statement and the Registration Statement and any such other documents filed with the SEC under the Securities Act or the Exchange Act) comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act, respectively, and will not, on the date of its filing or, in the case of the Proxy Statement and the Registration Statement, at the time it becomes effective under the Securities Act, at the date the Proxy Statement is mailed to stockholders of the Company and of Parent, at the times of the Stockholders' Meetings and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by Parent or Sub with respect to information supplied in writing by or on behalf of the Company expressly for inclusion therein and information incorporated by reference therein from documents filed by Parent or any of its Subsidiaries with the SEC.

                 4.10 Taxes. Parent and each its Subsidiaries has filed all tax returns that are required to have been filed by it in any jurisdiction, for all periods ending on or prior to the Effective Time and such tax returns are true, correct and complete in all material respects, and Parent and each of its Subsidiaries has paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by it to the extent the same have become due and payable and before they have become delinquent, except for any taxes and assessments the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which Parent has set aside on its books reserves (segregated to the extent required by GAAP) deemed by it in its reasonable discretion to be adequate. Parent has no knowledge of any proposed material tax assessment, obligation or other claim against Parent or any of its Subsidiaries, and in the opinion of Parent all tax liabilities of Parent and its Subsidiaries are adequately provided for on the books of Parent. There are no material liens for taxes upon any property or assets of Parent or any Subsidiary thereof, except for liens for taxes not yet due. There are no unresolved issues of law or fact arising out of a notice of deficiency, proposed deficiency or assessment from the IRS or any other governmental taxing authority with respect to taxes of Parent or any of its Subsidiaries which, if decided adversely, singly or in the aggregate, would have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of Parent and its Subsidiaries, taken as a whole.
Neither Parent nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of taxes with any entity that is not, directly or indirectly, a wholly-owned corporate Subsidiary of Parent other than agreements the consequences of which are adequately reserved for in Parent Financial Statements. Neither Parent nor any of its corporate Subsidiaries has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f) of the Code.

                 4.11  Employee Benefit Plans; ERISA.

                 (a) Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement or as set forth in Section 4.11 of the Parent Disclosure Letter:

                 (i) to the knowledge of Parent and its Subsidiaries, no prohibited transaction within the meaning of Section 406 or 407 of ERISA, or Section 4975 of the Code with respect to any Parent Employee Benefit Plan (as defined below) has occurred during the five-year period preceding the date of this Agreement;

                 (ii) there is no outstanding liability (except for premiums due) under Title IV of ERISA with respect to any Parent Employee Benefit Plan;

                 (iii) neither the PBGC, Parent nor any of its Subsidiaries has instituted proceedings to terminate any Parent Employee Benefit Plan;

                 (iv) full payment has been made of all amounts which Parent or any of its Subsidiaries were required to have paid as a contribution to the Parent Employee Benefit Plans as of the last day of the most recent fiscal year of each of the Parent Employee Benefit Plans ended prior to the date of this Agreement, and none of the Parent Employee Benefit Plans has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each such Parent Employee Benefit Plan ended prior to the date of this Agreement;

                 (v) the value on a termination basis of accrued benefits under each of the Parent Employee Benefit Plans which is subject to Title IV of ERISA, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Parent Employee Benefit Plan's actuary with respect to each such Parent Employee Benefit Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Parent Employee Benefit Plan;

                 (vi) each of the Parent Employee Benefit Plans which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified and such determination has not been modified, revoked or limited;

                 (vii) each of the Parent Employee Benefit Plans is, and its administration is and has been during the five-year period preceding the date of this Agreement in all material respects in compliance with, and none of Parent nor any of its Subsidiaries has received any claim or notice that any such Parent Employee Benefit Plan is not in compliance with, all applicable laws and orders and prohibited transaction exemptions, including, without limitation, the requirements of ERISA;

                 (viii) to the knowledge of Parent and its Subsidiaries, there are no material pending, threatened or anticipated claims involving any of the Parent Employee Benefit Plans other than claims for benefits in the normal course;

                 (ix) to the knowledge of Parent and its Subsidiaries, during the five-year period preceding the date of this Agreement, none of Parent or any of its Subsidiaries has entered into any transaction which could subject such entity to liability under Section 302(c)(ii), 4062, 4063, 4064, or 4069 of ERISA and no "reportable event" within the meaning of Section 4043 of ERISA has occurred with respect to any Parent Employee Benefit Plan;

                 (x) none of Parent or any of its Subsidiaries is in default in performing any of its contractual obligations under any of Parent Employee Benefit Plans or any related trust agreement or insurance contract;

                 (xi) there are no material outstanding liabilities of any Parent Employee Benefit Plan other than liabilities for benefits to be paid to participants in such Parent Employee Benefit Plan and their beneficiaries in accordance with the terms of such Parent Employee Benefit Plan; and

                 (xii) none of Parent or any of its Subsidiaries maintains or is obligated to provide benefits under any life, medical or health plan which provides benefits to retirees or other terminated employees other than benefit continuation rights under the Consolidated Omnibus Reconciliation Act of 1985, as amended.

                 (b) Except as set forth in Section 4.11 of the Parent Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby constitutes a change in control or has or will accelerate benefits under any Parent Employee Benefit Plan.

                 (c) As used herein "Parent Employee Benefit Plan" means any Plan entered into, established, maintained, contributed to or required to be contributed to by Parent or any of its Subsidiaries and existing on the date of this Agreement or at any time subsequent thereto and on or prior to the Effective Time and, in the case of a Plan which is subject to Part 3 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA, at any time during the five-year period preceding the date of this Agreement.

                 4.12 Vote Required. Assuming the accuracy of the representation and warranty contained in Section 3.12, the affirmative vote of the holders of record of at least a majority of the outstanding shares of Parent Common Stock with respect to the approval of the issuance of Parent Common Stock and adoption of this Agreement in connection with the Merger is the only vote of the holders of any class or series of the capital stock of Parent required to approve the Merger and the other transactions contemplated hereby.

                 4.13 Accounting Matters. To the knowledge of Parent, neither Parent nor any of its affiliates has taken or agreed to take any action that (without giving effect to any action taken or agreed to be taken by the Company or any of its affiliates) would prevent Parent from accounting for the business combination to be effected by the Merger as a pooling of interests.

                 4.14 Parent Not an Interested Stockholder or an Acquiring Person. Neither Parent nor, to the knowledge of Parent, any of its affiliates or associates (as such terms are defined in Section 203 of the DGCL) is an "interested stockholder" (as such term is defined in Section 203 of the DGCL) with respect to the Company.

                 4.15 Section 203 of the DGCL Not Applicable. The provisions of Section 203 of the DGCL will not, assuming the accuracy of the representation and warranty contained in Section 3.14 (without giving effect to the knowledge qualification thereof), apply to this Agreement, the Merger or the other transactions contemplated hereby.

                 4.16 Title to Assets. Parent and its Subsidiaries are in possession of and have good title to, or have valid leasehold interests in or valid rights under Contract to use, all of their respective properties and assets primarily used in their respective businesses and material to the condition (financial or other) of such businesses taken as a whole, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except (i) the lien for current taxes, payments of which are not yet delinquent, (ii) such imperfections in title and easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value of or interfere with the present use of the property subject thereto or affected thereby, or otherwise materially impair Parent's business operations (in the manner presently carried on by Parent) or (iii) as disclosed in the Parent SEC Reports, and except for such matters which, singly or in the aggregate, would not materially and adversely affect the business, operations, properties, assets, condition (financial or other) or results of operations of Parent and its Subsidiaries, taken as a whole. All leases under which Parent leases any substantial amount of real or personal property have been made available to the Company and are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event which with notice or lapse of time or both would become a default other than defaults under such leases which in the aggregate would not materially and adversely affect the condition of Parent and its Subsidiaries, taken as a whole.

                 4.17 Permits, Etc. Parent and its Subsidiaries own or validly hold all licenses, permits, certificates of authority, registrations, franchises and similar consents granted or issued by any applicable Governmental or Regulatory Authority, used or held for use and material to the condition of their respective businesses taken as a whole.


                                   ARTICLE V

                                   COVENANTS

                 5.01 Covenants of the Company and Parent. At all times from and after the date hereof until the Effective Time, the Company and Parent each covenants and agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement, or to the extent that the other party shall otherwise consent in writing):

                 (a) Ordinary Course. Each party and each of its Subsidiaries shall conduct their respective businesses only in, and none of the Company, Parent and such Subsidiaries shall take any action except in, the ordinary course consistent with past practice.

                 (b) Without limiting the generality of paragraph (a) of this Section, except as otherwise disclosed in the Parent Disclosure Letter or the Company Disclosure Letter, as applicable, (i) each party and its Subsidiaries shall use all commercially reasonable efforts to preserve intact in all material respects their present business organizations and reputation, to keep available the services of their key officers and employees, to maintain their assets and properties in good working order and condition, ordinary wear and tear excepted, to maintain insurance on their tangible assets and businesses in such amounts and against such risks and losses as are currently in effect, to preserve their relationships with customers and suppliers and others having significant business dealings with them and to comply in all material respects with all Laws and Orders of all Governmental or Regulatory Authorities applicable to them, and (ii) neither party shall, nor shall it permit any of its Subsidiaries to:

                 (A) amend or propose to amend its certificate or articles of incorporation or bylaws (or other comparable corporate charter documents);

                 (B) (w) declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock, except for the declaration and payment of dividends by a wholly-owned Subsidiary solely to its parent corporation, (x) split, combine, reclassify or take similar action with respect to any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (y) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or (z) directly or indirectly redeem, repurchase or otherwise acquire any shares of its capital stock or any Option with respect thereto;

                 (C) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any Option with respect thereto (other than (x) the issuance of options by Parent pursuant to the Parent Option Plans, in accordance with their present terms, (y) the issuance of shares of Company Common Stock and Parent Common Stock, as the case may be, upon exercise of previously granted options pursuant to the Company Option Plans and the Parent Option Plans, in each case in accordance with their present terms or the Parent Warrants, and (z) the issuance by a wholly-owned Subsidiary of its capital stock to its parent corporation), or modify or amend any right of any holder of outstanding shares of capital stock or Options with respect thereto;

                 (D) other than acquisitions by Parent in accordance with its ongoing acquisition program, acquire (by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner) any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to such party and its Subsidiaries taken as a whole;

                 (E) other than dispositions of assets which are not, individually or in the aggregate, material to such party and its Subsidiaries taken as a whole, sell, lease, grant any security interest in or otherwise dispose of or encumber any of its assets or properties;

                 (F) except to the extent required by applicable law, (x) permit any material change in (A) any pricing, marketing, purchasing, investment, accounting, financial reporting, inventory, credit, allowance or tax practice or policy or (B) any method of calculating any bad debt, contingency or other reserve for accounting, financial reporting or tax purposes or (y) make any material tax election or settle or compromise any material income tax liability with any Governmental or Regulatory Authority;

                 (G) (x) incur (which shall not be deemed to include entering into credit agreements, lines of credit or similar arrangements until borrowings are made under such arrangements) any indebtedness for borrowed money or guarantee any such indebtedness other than in the ordinary course of its business consistent with past practice in an aggregate principal amount exceeding $5,000,000 with respect to the Company and its Subsidiaries and $250,000,000 with respect to Parent and its Subsidiaries (in each case net of any amounts of any such indebtedness discharged during such period), or (y) voluntarily purchase, cancel, prepay or otherwise provide for a complete or partial discharge in advance of a scheduled repayment date with respect to, or waive any right under, any indebtedness for borrowed money other than in the ordinary course of its business consistent with past practice in an aggregate principal amount exceeding $5,000,000 with respect to the Company and its

         Subsidiaries and $250,000,000 with respect to Parent and its Subsidiaries;

                 (H) enter into, adopt, amend in any material respect (except as may be required by applicable law) or terminate any Company Employee Benefit Plan or Parent Employee Benefit Plan, as the case may be, or other agreement, arrangement, plan or policy between such party or one of its Subsidiaries and one or more of its directors, officers or employees, or, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to such party and its Subsidiaries taken as a whole, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or arrangement in effect as of the date hereof;

                 (I) enter into any contract or amend or modify any existing contract, or engage in any new transaction, outside the ordinary course of business consistent with past practice or not on an arm's length basis, with any affiliate of such party or any of its Subsidiaries;

                 (J) make any capital expenditures or commitments for additions to plant, property or equipment constituting capital assets except in the ordinary course of business consistent with past practice in an aggregate amount exceeding $5,000,000 with respect to the Company and its Subsidiaries and $15,000,000 with respect to Parent and its Subsidiaries;

                 (K) make any change in the lines of business in which it participates or is engaged; or

                 (L) enter into any contract, agreement, commitment or arrangement to do or engage in any of the foregoing.

                 (c) Advice of Changes. Each party shall confer on a regular and frequent basis with the other with respect to its business and operations and other matters relevant to the Merger, and shall promptly advise the other, orally and in writing, of any change or event, including, without limitation, any complaint, investigation or hearing by any Governmental or Regulatory Authority (or communication indicating the same may be contemplated) or the institution or threat of litigation, having, or which, insofar as can be reasonably foreseen, could have, a material adverse effect on the Company or Parent, as the case may be, and its Subsidiaries taken as a whole or on the ability of the Company or Parent, as the case may be, to consummate the transactions contemplated hereby.


                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

                 6.01 Access to Information; Confidentiality. (a) Each of the Company and Parent shall, and shall cause each of its Subsidiaries to, throughout the period from the date hereof to the Effective Time, (i) provide the other party and its directors, officers, employees, legal, investment, banking and financial advisors, accountants and any other agents and representatives (collectively, "Representatives") with full access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of the Company or Parent, as the case may be, and its Subsidiaries and their respective assets, properties, books and records, but only to the extent that such access does not unreasonably interfere with the business and operations of the Company or Parent, as the case may be, and its Subsidiaries, and (ii) furnish promptly to such persons
(x) a copy of each report, statement, schedule and other document filed or received by the Company or Parent, as the case may be, or any of its Subsidiaries pursuant to the requirements of federal or state securities laws or filed with any other Governmental or Regulatory Authority, and (y) all other information and data (including, without limitation, copies of Contracts, Company Employee Benefit Plans or Parent Employee Benefit Plans, as the case may be, and other books and records) concerning the business and operations of the Company or Parent, as the case may be, and its Subsidiaries as the other party or any of such other persons reasonably may request. No investigation pursuant to this paragraph or otherwise shall affect any representation or warranty contained in this Agreement or any condition to the obligations of the parties hereto.

                 (b) Each party will hold, and will use its best efforts to cause its Representatives to hold, in strict confidence, unless (i) compelled to disclose by judicial or administrative process or by other requirements of applicable Laws of Governmental or Regulatory Authorities (including, without limitation, in connection with obtaining the necessary approvals of this Agreement or the transactions contemplated hereby of Governmental or Regulatory Authorities), or (ii) disclosed in an action or proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party and its Subsidiaries furnished to it by such other party or its Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (x) previously known by the Company or Parent, as the case may be, or its Representatives, (y) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of the Company or Parent, as the case may be, and its Representatives or
(z) later acquired by the Company or Parent, as the case may be, or its Representatives from another source if the recipient is not aware that such source is under an obligation to the Company or Parent, as the case may be, to keep such documents and information confidential. In the event that this Agreement is terminated without the transactions contemplated hereby having been consummated, upon the request of the Company or Parent, as the case may be, the other party will, and will cause its Representatives to, promptly (and in no event later than five (5) days after such request) redeliver or cause to be redelivered all copies of documents and information furnished by the Company or Parent, as the case may be, or its Representatives to such party and its Representatives in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the Company or Parent, as the case may be, or its Representatives.


                 6.02 Preparation of Registration Statement and Proxy Statement. The Company and Parent shall prepare and file with the SEC as soon as reasonably practicable after the date hereof the Proxy Statement and Parent shall prepare and file with the SEC as soon as reasonably practicable after the date hereof the Registration Statement, in which the Proxy Statement will be included as the prospectus. Parent and the Company shall use their best efforts to have the Registration Statement declared effective by the SEC as promptly as practicable after such filing. Parent shall also take any action (other than qualifying as a foreign corporation or taking any action which would subject it to service of process in any jurisdiction where Parent is not now so qualified or subject) required to be taken under applicable state blue sky or securities laws in connection with the issuance of Parent Common Stock in connection with the Merger. If at any time prior to the Effective Time any event shall occur that should be set forth in an amendment of or a supplement to the Registration Statement, Parent shall prepare and file with the SEC such amendment or supplement as soon thereafter as is reasonably practicable. Parent, Sub and the Company shall cooperate with each other in the preparation of the Registration Statement and the Proxy Statement and any amendment or supplement thereto, and each shall notify the other of the receipt of any comments of the SEC with respect to the

Registration Statement or the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information, and shall provide to the other promptly copies of all correspondence between Parent or the Company, as the case may be, or any of its Representatives with respect to the Registration Statement or the Proxy Statement. Parent shall give the Company and its counsel the opportunity to review the Registration Statement and all responses to requests for additional information by and replies to comments of the SEC before their being filed with, or sent to, the SEC. Each of the Company, Parent and Sub agrees to use its best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Registration Statement to be declared effective by the SEC, and the Proxy Statement to be mailed to the holders of Company Common Stock and Parent Common Stock entitled to vote at the meetings of the stockholders of the Company and Parent at the earliest practicable time.

                 6.03  Approval of Stockholders.

                 (a) Parent shall, through its Board of Directors, duly call, give notice of, convene and hold a meeting of its stockholders (the "Parent Stockholders' Meeting") for the purpose of voting on the adoption of this Agreement and the issuance of Parent Common Stock in the Merger (the "Parent Stockholders' Approval"). Parent shall, through its Board of Directors, include in the Proxy Statement the recommendation of the Board of Directors of Parent that it is in the best interest of the stockholders that the stockholders of Parent adopt this Agreement, and shall use its best efforts to obtain such adoption.

                 (b) The Company shall, through its Board of Directors, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders' Meeting" and, together with the Parent Stockholders' Meeting, the "Stockholders' Meetings") for the purpose of voting on the adoption of this Agreement (the "Company Stockholders' Approval") as soon as reasonably practicable after the date hereof. Subject to the exercise of fiduciary obligations under applicable law as advised by independent counsel, the Company shall, through its Board of Directors, include in the Proxy Statement the recommendation of the Board of Directors of the Company that it is in the best interest of the stockholders that the stockholders of the Company adopt this Agreement, and shall use its best efforts to obtain such adoption. At such meeting, Parent shall, and shall cause its Subsidiaries to, cause all shares of Company Common Stock then owned by Parent or any such Subsidiary to be voted in favor of the adoption of this Agreement.

                 (c) Parent and the Company shall coordinate and cooperate with respect to the timing of the Stockholders' Meetings and shall use their best efforts to cause the Stockholders' Meetings to be held on the same day and as soon as practicable after the date hereof.

                 6.04 Inclusion of Shares on The Nasdaq National Market. Parent shall use its best efforts to cause the shares of Parent Common Stock to be issued in the Merger in accordance with this Agreement to be approved for inclusion on The Nasdaq National Market, subject to official notice of issuance, prior to the Closing Date.

                 6.05  [Reserved]

                 6.06 Regulatory and Other Approvals. Subject to the terms and conditions of this Agreement and without limiting the provisions of Sections 6.02 and 6.03, each of the Company and Parent will proceed diligently and in good faith and will use all commercially reasonable efforts to do, or cause to be done, all things necessary, proper or advisable to, as promptly as practicable, (a) obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other public or private third parties required of Parent, the Company or any of their Subsidiaries to consummate the Merger and the other matters contemplated hereby, and (b) provide such other information and communications to such Governmental or Regulatory Authorities or other public or private third parties as the other party or such Governmental or Regulatory Authorities or other public or private third parties may reasonably request in connection therewith. In addition to and not in limitation of the foregoing, each of the parties will
(x) take promptly all actions necessary to make the filings required of Parent and the Company or their affiliates under the HSR Act, (y) comply at the earliest practicable date with any request for additional information received by such party or its affiliates from the Federal Trade Commission (the "FTC") or the Antitrust Division of the Department of Justice (the "Antitrust Division") pursuant to the HSR Act, and (z) cooperate with the other party in connection with such party's filings under the HSR Act and in connection with resolving any investigation or other inquiry concerning the Merger or the other matters contemplated by this Agreement commenced by either the FTC or the Antitrust Division or state attorneys general.

                 6.07 Employee Benefit Plans. (a) Parent shall allow retained employees of the Company and its Subsidiaries to participate, effective as of the Closing Date, under the terms of the Parent Employee Benefit Plans, including without limitation its health, medical, disability, life or other insurance, retirement, 401(k) or severance plans, as employees of similar salary and position at Parent or its Subsidiaries as if such employees had been employees of Parent or its Subsidiaries during their employment by the Company and its Subsidiaries. Nothing herein shall (i) obligate Parent to offer employment to or to continue to employ any person employed by the Company prior to the Effective Time or (ii) prevent Parent from reducing or discontinuing any benefit for all of its employees, including those employed by the Company prior to the Effective Time. Any employee of the Company or its Subsidiaries retained by Parent shall be an "at will" employee, unless otherwise provided by agreement between Parent and such employee.

                 (b) Parent will, and will cause the Surviving Corporation to, honor without modification all employee severance plans (or policies) and employment and severance agreements of the Company or any of its Subsidiaries in existence on the date hereof as such agreements shall be in effect in accordance with the terms of this Agreement at the Effective Time, as set forth in the plans and agreements specified in Section 6.07(i) of the Company Disclosure Letter. Parent hereby notifies and agrees with the Company that upon the Effective Time, the employees designated in Section 6.07(ii) of the Company Disclosure Letter are terminated and entitled to severance for termination upon a change of control as set forth in their employment agreements with the Company, are not subject to any noncompetition agreement, and their severance shall be paid by the Company in one lump sum at the Closing, or such other payment arrangement as may be agreed upon by Parent and such terminated employee.

                 6.08  [Reserved]

                 6.09  Directors' and Officers' Indemnification and Insurance.
(a) Except to the extent required by law, until the fifth anniversary of the Effective Time, Parent will not take any action so as to amend, modify or repeal the provisions for indemnification of directors, officers, stockholders, employees or agents contained in the certificates or articles of incorporation or bylaws (or other comparable charter documents) of the Surviving Corporation and its Subsidiaries (which as of the Effective Time shall be no less favorable to such individuals than those maintained by the Company and its Subsidiaries on the date hereof) in such a manner as would materially and adversely affect the rights of any individual who shall have served as a director, officer, stockholder, employee or agent of the Company or any of its Subsidiaries prior to the Effective Time (each an "Indemnified Party") to be indemnified by such corporations in respect of their serving in such capacities prior to the Effective Time. Parent shall indemnify all directors, officers, employees, and stockholders who are officers or directors of the Company against any liability or losses (including attorney's fees for counsel who are reasonably acceptable to Parent) any of them may incur because of any claim brought against them prior to or within five years from the Effective Time as officers, directors, employees, agents or stockholders of the Company, and in connection therewith, shall advance attorney's fees to them to defend any such claim; provided that Parent shall be entitled to cooperate in the defense of any such matter; and provided, further, that Parent shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, that Parent shall not be obligated pursuant to this Section to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single action, except to the extent that, in the opinion of counsel for the Indemnified Parties, two or more of such Indemnified Parties have conflicting interests in the outcome of such action. Parent may obtain directors' and officers' liability insurance covering its obligations under this Section.

                 (b) The Company shall purchase prior to the Effective Time, and Parent and the Surviving Corporation shall maintain, until September 28, 1999, the policies of directors' and officers' liability insurance maintained by the Company and its Subsidiaries as of the date hereof (or policies of at least the same coverage and amounts containing terms that are no less advantageous to the insured parties) with respect to claims arising from facts or events that occurred on or prior to the Effective Time.

                 (c) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and each party entitled to insurance coverage under paragraph (b) above, respectively, and his or her heirs and legal representatives, and shall be in addition to any other rights an Indemnified Party may have under the certificate or articles of incorporation or bylaws of the Surviving Corporation or any of its Subsidiaries, under the DGCL or otherwise.

                 (d) In the event the Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Parent or the Surviving Corporation, as the case may be, or at Parent's option, Parent, shall assume the obligations set forth in paragraphs (a) and
(b) of this Section.

                 6.10 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense, except (i) that expenses incurred in connection with printing and mailing the Proxy Statement and the Registration Statement, as well as any filing fees relating thereto, shall be shared equally by Parent and the Company and (ii) the fee, if applicable, set forth in the last sentence of Section 8.02 shall be paid by the Company.

                 6.11 Pooling of Interests. From and after the date hereof and until the Effective Time, neither Parent nor the Company nor any of their respective Subsidiaries or other affiliates shall knowingly take any action, or knowingly fail to take any action, that would jeopardize the treatment of Parent's acquisition of the Company as a "pooling of interests" for accounting purposes. Following the Effective Time, Parent shall use its best efforts to conduct the business of the Surviving Corporation, and shall cause the Surviving Corporation to use its best efforts to conduct its business, in a manner that would not jeopardize the characterization of the Merger as a "pooling of interests" for accounting purposes. The Parent agrees that on or prior to the later of February 28, 1997 or sixty (60) days after the Effective Time, Parent shall cause publication of the combined results of operations of Parent, Sub and the Company for a period of the first 30 days of combined operations of the Company and the Parent (the "Combined Results"). For purposes of this Section 6.11, the term, "publication" shall have the meaning provided in SEC Accounting Series Release No. 135 ("ASR 135").

                 6.12 Brokers or Finders. Each of Parent and the Company represents, as to itself and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except Smith Barney Inc., whose fees and expenses will be paid by the Company in accordance with the Company's agreement with such firm (a true and complete copy of which has been delivered by the Company to Parent prior to the execution of this Agreement), and Needham & Company, Inc., whose fees and expenses will be paid by Parent in accordance with Parent's agreement with such firm (a true and complete copy of which has been delivered by Parent to the Company prior to the execution of this Agreement), and each of Parent and the Company shall indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other such fee or commission or expenses related thereto asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliate.

                 6.13 Standstill. Each of Parent and the Company agrees that until the expiration of three years from the date of termination of this Agreement, without the prior written consent of the other, it will not (a) in any manner acquire, agree to acquire or make any proposal to acquire, directly or indirectly (i) a substantial portion of the assets of the other and its Subsidiaries taken as a whole or (ii) any of the issued and outstanding shares of stock of the other (b) make or in any way participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the SEC) to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of the other or any of its Subsidiaries or (c) form, join or in any way participate in a "group" (within the meaning of Section 13(d) of the Exchange Act) with respect to any voting securities of the other or any of its Subsidiaries.

                 6.14 Notice and Cure. Each of Parent and the Company will notify the other in writing of, and contemporaneously will provide the other with true and complete copies of any and all information or documents relating to, and will use best efforts to cure before the Closing, any event, transaction or circumstance, as soon as practical after it becomes known to such party, occurring after the date of this Agreement that causes or will cause any covenant or agreement of Parent or the Company, as the case may be, under this Agreement to be breached or that renders or will render untrue any representation or warranty of Parent or the Company, as the case may be, contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Each of Parent and the Company also will notify the other in writing of, and will use best efforts to cure, before the Closing, any violation or breach, as soon as practical after it becomes known to such party, of any representation, warranty, covenant or agreement made by Parent or the Company, as the case may be, in this Agreement, whether occurring or arising prior to, on or after the date of this Agreement. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

                 6.15 Fulfillment of Conditions. Subject to the terms and conditions of this Agreement, each of Parent and the Company will take or cause to be taken all steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the other's obligations contained in this Agreement and to consummate and make effective the transactions contemplated by this Agreement, and neither Parent nor the Company will, nor will it permit any of its Subsidiaries to, take or fail to take any action that could be reasonably expected to result in the nonfulfillment of any such condition.

                 6.16 No Solicitations. Prior to the Effective Time, the Company agrees (a) that neither it nor any of its Subsidiaries shall, and it shall use its best efforts to cause their respective Representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, consolidation or other business combination including the Company or any of its Subsidiaries or any acquisition or similar transaction (including, without limitation, a tender or exchange offer) involving the purchase of (i) all or any significant portion of the assets of the Company and its Subsidiaries taken as a whole, (ii) 20% or more of the outstanding shares of Company Common Stock or (iii) 20% or more of the outstanding shares of the capital stock of any Subsidiary of the Company (any such proposal or offer being hereinafter referred to as an "Alternative Proposal"), or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person or group relating to an Alternative Proposal (excluding the transactions contemplated by this Agreement), or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal; (b) that it will notify Parent immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it or any such person or group; and (c) that it will, prior to accepting any Alternative Proposal, (i) receive a determination from an independent financial advisor that such Alternative Proposal is more favorable (from a financial point of view) to the Company's stockholders than the Merger, (ii) determine in the exercise of its fiduciary obligations under applicable law as advised by independent counsel that such Alternative Proposal is more favorable to the Company's stockholders than the Merger, and (iii) deliver to Parent a definitive agreement of such Alternative Proposal or a description of the material terms thereof and, except as would violate a fiduciary or contractual obligation, a copy of any information provided by such person or group, including the identity of such person or group, and give Parent at least three
(3) days to offer a counterproposal prior to executing such definitive agreement; provided, however, that nothing contained in this Section 6.16 shall prohibit the Board of Directors of the Company from (1) furnishing information to or entering into discussions or negotiations with any person or group that makes an unsolicited bona fide Alternative Proposal, if, and only to the extent that, (A) the Board of Directors of the Company, based upon the written opinion of outside counsel (a copy of which shall be provided promptly to Parent), determines in good faith that such action is required or appropriate for the Board of Directors to comply with its fiduciary duties to stockholders imposed by law, (B) the Board of Directors has reasonably concluded in good faith that the person or group making such Alternative Proposal will have adequate sources of financing to consummate such Alternative Proposal and that such Acquisition Proposal is more favorable to the Company's stockholders than the Merger and (C) prior to furnishing such information to, or entering into discussions or negotiations with, such person or group, the Company provides written notice to Parent to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or group; and (2) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Alternative Proposal.

                 6.17 Irrevocable Proxies. Upon the execution hereof, each of Parent and the Company will use its best efforts to cause its officers and employee directors to execute and deliver to the other party to this Agreement irrevocable proxies in a form reasonably acceptable to the parties hereto authorizing the other party to vote all shares of Company Common Stock and Parent Common Stock, as the case may be, which such executive officers and directors are entitled to vote in favor of the Merger. Such proxies shall be revocable in the event that this Agreement is terminated.


                                  ARTICLE VII

                                   CONDITIONS

                 7.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

                 (a) Stockholder Approvals. This Agreement shall have been adopted by the stockholders of the Company. This Agreement shall have been adopted by the stockholders of the Parent.

                 (b) Registration Statement; State Securities Laws. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act with respect to all the shares being issued in connection with the Merger, and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceeding seeking such an order shall be pending or threatened. Parent shall have received all state securities or "Blue Sky" permits and other authorizations, if any, necessary to issue the Parent Common Stock pursuant to this Agreement after the Merger.

                 (c) Inclusion of Shares on The Nasdaq National Market. The shares of Parent Common Stock issuable to the Company's stockholders in the Merger in accordance with this Agreement shall have been approved for inclusion on The Nasdaq National Market, upon official notice of issuance.

                 (d) HSR Act. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

                 (e) No Injunctions or Restraints. No court of competent jurisdiction or other competent Governmental or Regulatory Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making illegal or otherwise restricting, preventing or prohibiting consummation of the Merger or the other transactions contemplated by this Agreement.

                 (f) Pooling and Affiliate Letters. Parent and the Company shall have received letters from Deloitte & Touche LLP and Ernst & Young, each dated the date of the Proxy Statement and confirmed in writing at the Effective Time and addressed to Parent and the Company, respectively, stating that the Merger will qualify as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board. Within thirty (30) days after the date of this Agreement, (i) the Company shall deliver to Parent a letter identifying all persons who may be deemed affiliates of the Company under Rule 145 promulgated under the Securities Act ("Rule 145"), including, without limitation, all directors and executive officers of the Company, and (ii) the Company shall advise the persons identified in such letter of the resale restrictions imposed by applicable securities laws, including ASR 135. Each of the Company and Parent shall use its reasonable best efforts to obtain as soon as practicable after the date hereof from affiliates of the Company and Parent an agreement that such persons will comply with the provisions of ASR 135.

                 (g)  Governmental and Regulatory Consents and Approvals.
Other than the filing provided for by Section 1.02, all consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority or any other public or private third parties required of Parent, the Company or any of their Subsidiaries to consummate the Merger and the other matters contemplated hereby, the failure of which to be obtained or taken could be reasonably expected to have a material adverse effect on Parent and its Subsidiaries or the Surviving Corporation and its Subsidiaries, in each case taken as a whole, or on the ability of Parent and the Company to consummate the transactions contemplated hereby shall have been obtained.

                 7.02 Conditions to Obligation of Parent and Sub to Effect the Merger. The obligation of Parent and Sub to effect the Merger is further subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by Parent and Sub in their sole discretion):

                 (a) Representations and Warranties. Each of the representations and warranties made by the Company in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, and the Company shall have delivered to Parent a certificate, dated the Closing Date and executed on behalf of the Company by its Chairman of the Board, President or any Executive or Senior Vice President, to such effect.

                 (b) Performance of Obligations. The Company shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Company at or prior to the Closing, and the Company shall have delivered to Parent a certificate, dated the Closing Date and executed on behalf of the Company by its Chairman of the Board, President or any Executive or Senior Vice President, to such effect.

                 (c) Orders and Laws. There shall not have been issued, enacted, promulgated or deemed applicable to the Company, the Surviving Corporation, any of their respective Subsidiaries or the transactions contemplated by this Agreement any Order or Law of any Governmental or Regulatory Authority which is then in effect and which could be reasonably expected to result in a material diminution of the benefits of the Merger to Parent, and there shall not be pending or threatened on the Closing Date any action, suit or proceeding in, before or by any Governmental or Regulatory Authority which could be reasonably expected to result in any such issuance, enactment, promulgation or deemed applicability of any such Order or Law or of any Order or Law referred to in
Section 7.01(e).

                 (d) Contractual Consents. The Company and its Subsidiaries shall have received all consents (or in lieu thereof waivers) from parties to each Contract disclosed pursuant to Section 3.04(b).

                 (e)  [Reserved]

                 (f) Proceedings. All proceedings to be taken on the part of the Company in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Parent, and Parent shall have received copies of all such documents and other evidences as Parent may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

                 (g) Opinion of Counsel. Parent shall have received the opinion of Milbank, Tweed, Hadley & McCloy, counsel to the Company, dated the Closing Date, in form reasonably acceptable to Parent.

                 (h) Contractual Consents. Parent and its Subsidiaries shall have received all consents (or in lieu thereof waivers) from parties to each Contract disclosed pursuant to Section 4.04.

                 7.03 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger is further subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by the Company in its sole discretion):

                 (a) Representations and Warranties. Each of the representations and warranties made by Parent and Sub in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, and Parent and Sub shall each have delivered to the

Company a certificate, dated the Closing Date and executed on behalf of Parent by its Chairman of the Board, President or any Executive or Senior Vice President and on behalf of Sub by its Chairman of the Board, President or any Vice President, to such effect.

                 (b) Performance of Obligations. Parent and Sub shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Parent or Sub at or prior to the Closing, and Parent and Sub shall each have delivered to the Company a certificate, dated the Closing Date and executed on behalf of Parent by its Chairman of the Board, President or any Executive or Senior Vice President and on behalf of Sub by its Chairman of the Board, President or any Vice President, to such effect.

                 (c) Orders and Laws. There shall not have been issued, enacted, promulgated or deemed applicable to the Parent, its Subsidiaries or the transactions contemplated by this Agreement any Order or Law of any Governmental or Regulatory Authority which is then in effect and which could be reasonably expected to result in a material diminution of the benefits of the Merger to the Company, and there shall not be pending or threatened on the Closing Date any action, suit or proceeding in, before or by any Governmental or Regulatory Authority which could be reasonably expected to result in any such issuance, enactment, promulgation or deemed applicability of any such Order or Law or of any Order or Law referred to in Section 7.01(e).

                 (d)  [Reserved]

                 (e) Registration Rights. Parent shall have entered into a Registration Rights Agreement with the Selling Stockholders (as defined below) providing that if, during the three month period following the date on which the Combined Results are published, any of Leonardo Berezovsky, Jose Spiwak and Kaushal Tamboli (the "Selling Stockholders") was or would have been unable to sell at least 850,000 shares of the Parent Common Stock received in the Merger in accordance with the provisions of Rule 144 promulgated under the Securities Act ("Rule 144"), Parent shall use its best efforts to file a registration statement with the SEC to register on behalf of any such Selling Stockholder a number of shares of Parent Common Stock received in the Merger equal to three
(3) times the amount by which 850,000 exceeds the number of shares such Selling Stockholder sold, or would have been able to sell under Rule 144 during such three-month period. Additionally, the registration rights agreement shall provide that, in the event no registration statement was filed at the end of the initial three-month period for any such Selling Stockholder and, during the six-month period following the date on which the Combined Results are published, any such Selling Stockholder was or would have been unable to sell at least 1,700,000 shares of Parent Common Stock received in the Merger in accordance with Rule 144, Parent shall use its best efforts to file a registration statement with the SEC to register on behalf of any such Selling Stockholder a number of shares of Parent Common Stock equal to two (2) times the amount by which 1,700,000 exceeds the number of shares such Selling Stockholder sold, or would have been able to sell under Rule 144 during such six-month period. Notwithstanding anything in this Agreement to the contrary, any registration rights granted in the registration rights agreement are subordinate to and shall not contravene any registration rights granted by Parent prior to the date hereof. Such registration rights agreement shall contain such other terms as are customary and reasonably acceptable to Parent and Selling Stockholders. The foregoing provisions for any such stockholder shall also apply to any trust or other entity established by such stockholder. In no event shall Parent be obligated to file more than one registration statement pursuant to the terms of the registration rights agreement.

                 (f)  The Average Price shall not be below $10.00.

                 (g) Proceedings. All proceedings to be taken on the part of Parent and Sub in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company, and the Company shall have received copies of all such documents and other evidences as the Company may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

                 (h)  [Reserved]

                 (i) Opinion of Counsel. The Company shall have received the Opinion of Ballard Spahr Andrews & Ingersoll, counsel to Parent, dated the Closing Date, in form reasonably acceptable to the Company.

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

                 8.01 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Time, whether prior to or after the Company Stockholders' Approval or the Parent Stockholders' Approval:

                 (a) by mutual written agreement of the parties hereto duly authorized by action taken by or on behalf of their respective Boards of Directors;

                 (b) by either the Company or Parent upon notification to the non-terminating party by the terminating party:

                           (i) at any time after April 30, 1997 if the Merger shall not have been consummated on or prior to such date and such failure to consummate the Merger is not caused by a breach of this Agreement by the terminating party;

                           (ii) if the Company Stockholders' Approval or the Parent Stockholders' Approval shall not be obtained by reason of the failure to obtain the requisite vote upon a vote held at a meeting of such stockholders, or any adjournment thereof, called therefor;

                           (iii) if any Governmental or Regulatory Authority, the taking of action by which is a condition to the obligations of either the Company or Parent to consummate the transactions contemplated hereby, shall have determined not to take such action and all appeals of such determination shall have been taken and have been unsuccessful;

                           (iv) if there has been a material breach of any representation, warranty, covenant or agreement on the part of the non-terminating party set forth in this Agreement which breach has not been cured within five (5) business days following receipt by the non-terminating party of notice of such breach from the terminating party or assurance of such cure reasonably satisfactory to the terminating party shall not have been given by or on behalf of the non-terminating party within such five (5) business day period; or

                           (v) if any court of competent jurisdiction or other competent Governmental or Regulatory Authority shall have issued an Order making illegal or otherwise restricting, preventing or prohibiting the Merger and such Order shall have become final and nonappealable; or

                 (c) by the Company if the Board of Directors of the Company concludes in good faith on the basis of advice from independent counsel that such action is necessary or appropriate in order for such Board of Directors to act in a manner which is consistent with its fiduciary obligations under applicable law.

                 8.02 Effect of Termination. If this Agreement is validly terminated by either the Company or Parent pursuant to Section 8.01, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of either the Company or Parent (or any of their respective Representatives or affiliates), except (i) that the provisions of Sections 6.01(b), 6.10, 6.12 and 6.13 will continue to apply following any such termination and (ii) that nothing contained herein shall relieve any party hereto from liability for wilful breach of its representations, warranties, covenants or agreements contained in this Agreement. Notwithstanding the foregoing and the provisions of Section 6.10, upon a termination by the Company pursuant to subsection (c) of Section 8.01, the Company shall pay Parent liquidated damages in the amount of two percent (2%) of the Average Price of the Parent Common Stock which would have been issued hereunder had the Closing Date occurred on such date of termination.

                 8.03 Amendment. This Agreement may be amended, supplemented or modified by action taken by or on behalf of the respective Boards of Directors of the parties hereto at any time prior to the Effective Time, whether prior to or after adoption of this Agreement at the Company Stockholders' Meeting or at the Parent Stockholders' Meeting, but after such adoption and approval only to the extent permitted by applicable law. No such amendment, supplement or modification shall be effective unless set forth in a written instrument duly executed by or on behalf of each party hereto.

                 8.04 Waiver. At any time prior to the Effective Time any party hereto, by action taken by or on behalf of its Board of Directors, may to the extent permitted by applicable law

(i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the covenants, agreements or conditions of the other parties hereto contained herein. No such extension or waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party extending the time of performance or waiving any such inaccuracy or non-compliance. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.


                                   ARTICLE IX

                               GENERAL PROVISIONS

                 9.01 Non-Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger but shall terminate at the Effective Time, except for the agreements contained in Article II and in Sections 6.01(b), 6.05, 6.07, 6.09, 6.10, 6.11, and 6.12, which shall survive the
Effective Time.

                 9.02 Knowledge. With respect to any representations or warranties contained herein which are made to the knowledge of the Company or Parent or any of their respective Subsidiaries, as the case may be, the knowledge of the officers, directors and employees of the Company or Parent, as the case may be, and of the officers, directors and employees of its respective Subsidiaries, shall be imputed to the Company or Parent, as the case may be, and such Subsidiaries.

                 9.03 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

                 If to Parent or Sub, to:

                 FPA Medical Management, Inc.
                 2878 Camino del Rio South, Suite 301
                 San Diego, California  92108
                 Attn:  James A. Lebovitz, Esq.
                 Facsimile No.:  (619) 299-0708

                 with a copy to:

                 Ballard Spahr Andrews & Ingersoll
                 1735 Market Street, 51st Floor
                 Philadelphia, Pennsylvania  19103-7599
                 Attn:  Justin P. Klein, Esq.
                 Facsimile No.:  (215) 864-8999


                 If to the Company, to:

                 AHI Healthcare Systems, Inc.
                 12620 Erickson Avenue, Suite A
                 Downey, California  90240
                 Attn: Chief Executive Officer
                 Facsimile No.:  (310) 803-4373

                 with a copy to:

                 Milbank, Tweed, Hadley & McCloy
                 601 South Figueroa Street, 30th Floor
                 Los Angeles, California  90017
                 Attn:  Eric H. Schunk, Esq.
                 Facsimile No.: (213) 629-5063

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

                 9.04 Entire Agreement. This Agreement, together with the Registration Rights Agreement, supersedes all prior discussions and agreements among the parties hereto with respect to the subject matter hereof and contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof.

                 9.05 Public Announcements. Except as otherwise required by law or the rules of The Nasdaq National Market, so long as this Agreement is in effect, Parent and the Company will not, and will not permit any of their respective Representatives to, issue or cause the publication of any press release or make any other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld. Parent and the Company will cooperate with each other in the development and distribution of all press releases and other public announcements with respect to this Agreement and the transactions contemplated hereby, and will furnish the other with drafts of any such releases and announcements as far in advance as practicable.

                 9.06 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and except as provided in Sections 2.01, 2.02, 6.07 and 6.09 (which are intended to be for the benefit of the persons entitled to therein, and may be enforced by any of such persons), it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

                 9.07 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void, except that Sub may assign any or all of its rights, interests and obligations hereunder to another direct or indirect wholly-owned Subsidiary of Parent, provided that any such Subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

                 9.08 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                 9.09 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

                 9.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

                 9.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                 IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed by its officer thereunto duly authorized as of the date first above written.



Attest:                                FPA MEDICAL MANAGEMENT, INC.



/s/ James A. Lebovitz, Esq.            By: /s/ Steven M. Lash
---------------------------               ---------------------------------
      Secretary                            Steven M. Lash
                                           Executive Vice President

Attest:                                FPA ACQUISITION CORP.



/s/ James A. Lebovitz, Esq.            By: /s/ Steven M. Lash
---------------------------               ---------------------------------
      Secretary                            Steven M. Lash
                                           Executive Vice President

Attest:                                AHI HEALTHCARE SYSTEMS, INC.



                                       By:
---------------------------               ---------------------------------
      Secretary                           Name:
                                          Title:

                 IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed by its officer thereunto duly authorized as of the date first above written.



Attest:                                FPA MEDICAL MANAGEMENT, INC.



                                       BY:
---------------------------               ---------------------------------
      Secretary                           Steven M. Lash
                                          Executive Vice President

Attest:                                FPA ACQUISITION CORP.



                                       By:
---------------------------               ---------------------------------
      Secretary                           Steven M. Lash
                                          Executive Vice President



Attest:                                AHI HEALTHCARE SYSTEMS, INC.


/s/ Jose Spiwak, M.D.                  By:  /s/ Leonardo Berezovsky, M.D.
---------------------------               ---------------------------------
      Secretary                           Name: Leonardo Berezovsky, M.D.
                                          Title: Chairman and
                                                 Chief Executive Officer